UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 000-53881

Date of Report: June 9, 2015

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0585718
(State of other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

914 Westwood Blvd. Suite 545, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(855) 626-3317

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015 the Registrant’s Board of Directors appointed Gerald W. Bruce to serve as the Registrant’s Chief Technology Officer. Information about Gerald W. Bruce follows:

Gerald W. Bruce has been the President of GWB Process Consulting Inc. since October 2013 in the Calgary, Canada area. GWB is a consultant to government and industry focusing on sustainable methods for oil sands bitumen processing into value-added products. They focus in on the application of sustainable technology for bitumen processing, specifically bitumen upgrading using advanced technology. They are also positioning the Alberta Oilsands industry for global market access.

Section 8 – Other Events

Item 8.01	Other Events.

On June 9, 2015 the Company issued a press release disclosing the appointment of Mr. Bruce as Chief Technology Officer. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release issued June 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015	PETROSONIC ENERGY, INC.

	By:	/s/ Art Agolli
Art Agolli
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued June 9, 2015.